Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated March 19, 2025 with respect to the Common Stock, par value $0.01 per share, of Calumet, Inc., and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Wasserstein Debt Opportunities Management, L.P.

By:	/s/ Rajay Bagaria
Rajay Bagaria, Sole Member of WDO Management GP, LLC, its general partner
Date:	03/19/2025

WDO Management GP, LLC

By:	/s/ Rajay Bagaria
Rajay Bagaria, Sole Member
Date:	03/19/2025

Wasserstein Debt Opportunities Master, LP

By:	/s/ Rajay Bagaria
Rajay Bagaria, Managing Member of Wasserstein Debt Opportunities Genpar, LLC, its general partner
Date:	03/19/2025

Wasserstein Debt Opportunities Genpar, LLC

By:	/s/ Rajay Bagaria
Rajay Bagaria, Managing Member
Date:	03/19/2025

Bagaria Rajay

By:	/s/ Rajay Bagaria
Rajay Bagaria
Date:	03/19/2025

Joseph Dutton

By:	/s/ Joseph Dutton
Joseph Dutton
Date:	03/19/2025